FIFTH

AMENDMENT TO EXCLUSIVE DISTRIBUTION AGREEMENT

BETWEEN

SCANTEK MEDICAL, INC.

AND

GLOBAL AGRI-MED TECHNOLOGIES, INC.

This Amendment is entered into on this 31st day of July, 2006 by and between Scantek Medical, Inc. (“Scantek”) and Global Agri-Med Technologies, Inc. (“Global”), amending the Exclusive Distribution Agreement between Scantek and Global dated April 25, 2005 (the “Agreement”), upon the following terms and conditions, to wit:

1.

The date for payment of initial fee of $350,000 set forth in Section 5.A of the Agreement is hereby extended to March 1, 2007.

2.

All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AMENDMENT ON THE DATE FIRST ABOVE WRITTEN.

SCANTEK MEDICAL, INC.

    GLOBAL AGRI-MED TECHNOLOGIES, INC.

By: _s/Patricia Furness____________

     By:  __s/Roger L. Fidler__________

Patricia Furness

Roger Fidler

Vice-President

President